UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015 (June 2, 2015)

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

The Current Report on Form 8-K of Getty Realty Corp. (the “Company”) filed on June 2, 2015 (“the Initial Form 8-K”) is hereby amended solely to provide unaudited pro forma financial information related to a sale/leaseback with Apro, LLC (d/b/a “United Oil”), whereby the Company acquired fee simple interests in 77 convenience store and retail motor fuel stations from affiliates of Pacific Convenience and Fuels LLC and simultaneously leased the properties to United Oil effective June 3, 2015 (the “United Oil Transaction”), all as described in the Initial Form 8-K.

The Company’s total investment in the United Oil Transaction was approximately $214.5 million, which was financed entirely with borrowings under the Company’s Credit Agreement and Amended Prudential Note Purchase Agreement, all as described in the Initial Form 8-K.

The properties subject to the United Oil Transaction were acquired by GTY-Pacific Leasing, LLC (“GTY-Pacific”), a wholly-owned subsidiary of the Company and leased to United Oil, a leading regional convenience store and gas station operator, under three separate cross-defaulted long-term triple-net unitary leases. The leases between GTY-Pacific, as lessor, and United Oil, as lessee, governing the properties are unitary triple-net lease agreements with initial terms of 20 years and options for up to three successive five year renewal options. The unitary leases require United Oil to pay a fixed annual rent plus all amounts pertaining to the properties including environmental expenses, real estate taxes, assessments, license and permit fees, charges for public utilities and all other governmental charges. Rent is contractually scheduled to increase at various intervals over the course of the initial and renewal terms of the leases.

The unaudited pro forma financial information was not available to the Company at the time the Company filed the Initial Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

As the Balance Sheet included in the Company’s Form 10-Q filed with the SEC on August 10, 2015 reflects (i) the assets acquired in the United Oil Transaction, (ii) the accrual of related expenses, and (iii) borrowings under the Company’s Credit Agreement and Amended Prudential Note Purchase Agreement to fund the United Oil Transaction, no separate pro forma Balance Sheet is presented within this Form 8K/A. These statements should be read in conjunction with the consolidated financial statements and related notes which appear in our Annual Report on Form 10-K for the year ended December 31, 2014.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K/A may constitute “Forward Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes”, “expects”, “plans”, “projects”, “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks (including the risks described in “Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K and other risks that we describe from time to time in this and our other filings with the SEC), uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in the other filings we make with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Getty Realty Corp.

Date: August 13, 2015	By:	/s/ Christopher J. Constant
Christopher J. Constant
Vice President, Treasurer and Chief Financial Officer